Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Tamir Levinas, President
ProGaming Platforms Corp.
60 Mazeh Street, Apartment 12,
Tel Aviv, 65789, Israel

Dear Mr. Levinas:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of ProGaming Platforms Corp. on Amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated July 22, 2010, as of and for the period ended June 30, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
October 19, 2010